CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated April 18, 1995, accompanying the consolidated financial statements and schedules in the Annual Report of Countrywide Credit Industries, Inc. on form 10-K for the year ended February 28, 1995. We hereby consent to the incorporation by reference of said report in the Registration Statements of Countrywide Credit Industries, Inc. on Form S-3
(File No. 33-19708, effective January 26, 1988; File No. 33-29941, effective July 25, 1989; File No. 33-44194(-1), effective November 27, 1991; File No. 33-45174, effective February 6, 1992; File No. 33-53048, effective October 9, 1992; File No. 33-51816 , effective September 9, 1992; File Nos. 33-50661 and 33-50661-01 , effective October 19, 1993) and on Form S-8
(File No. 33-9231, effective October 20, 1986, as amended on February 19, 1987; File No. 33-17271, effective October 6, 1987; File No. 33-42625, effective September 6, 1991; File No. 33-56168, effective December 22, 1992; and File No. 33-69498, effective September 28, 1993).


GRANT THORNTON LLP

Los Angeles, California
May 23, 1995